[McGLADREY & PULLEN, LLP LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 19, 1999 on the financial statements of the Wall Street Fund, Inc. referred to therein which appears in the Annual Report to Shareholders and which is incorporated herein by reference in Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A, File No, 2-10822 as filed with the Securities and Exchange Commission.

We also consent to the reference to our fim in the prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants."

                           /s/ McGLADREY & PULLEN, LLP
New York, New York
April 28, 2000